As filed with the Securities and Exchange Commission on October 7, 2013

Registration No. 333-188360

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 2 to

FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

ICAHN ENTERPRISES L.P.

(Exact Name of Registrant As Specified in Its Charter)

Delaware	13-3398766

(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

ICAHN ENTERPRISES FINANCE CORP.

(Exact Name of Registrant As Specified in Its Charter)

Delaware	20-1059842

(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

767 Fifth Avenue, Suite 4700

New York, New York 10153

(212) 702-4300

(Address, Including Zip Code, and Telephone Number,

Including Area Code, of Registrants’ Principal Executive Offices)

Daniel A. Ninivaggi
President, Chief Executive Officer and Director
767 Fifth Avenue, Suite 4700
New York, New York 10153
(212) 702-4300

(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent for Service)

With copies to:
Julie M. Allen, Esq.
Proskauer Rose LLP
11 Times Square
New York, New York 10036
(212) 969-3155

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction 1.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction 1.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated Filer ☐	Accelerated Filer ☒	Non-Accelerated Filer ☐	Smaller Reporting Company ☐
(Do not check if a smaller reporting company)

Explanatory Note

This Amendment No. 2 to the Registration Statement on Form S-3 (No. 333-188360) is filed pursuant to Rule 472(b) of the Securities Act of 1933, as amended, solely to provide a copy of the prospectus, as amended by Amendment No. 1 to the Registration Statement.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price (1)(2)	Amount of Registration Fee
Depositary Units (3)				—
Preferred Units (3)				—
Debt Securities (3)				—
Guarantees of Debt Securities (4)
Warrants				—
Rights				—
Units
Total			$1,000,000,000	$98,504	(5)

(1)	Such indeterminate number of each identified class of securities, as may from time to time be issued at indeterminate prices, with an aggregate initial offering price not to exceed $1,000,000,000. Securities registered hereunder may be sold separately, together or as units with other securities registered hereunder.
(2)	Estimated solely for the purpose of calculating the registration fee for the primary offering pursuant to Rule 457(o) under the Securities Act of 1933. Pursuant to Rule 457(o) and General Instruction II.D of Form S-3, which permits the registration fee to be calculated on the basis of the maximum offering price of all the securities listed for the offering, the table does not specify by each class information as to the amount to be registered or proposed maximum offering price per unit.
(3)	Subject to footnote (1), there are also being registered hereunder an indeterminate principal amount or number of depositary units, preferred units or debt securities that may be issued upon conversion of, or in exchange for, preferred units or debt securities registered hereunder or upon exercise of warrants or rights registered hereunder, as the case may be.
(4)	Any series of debt securities issued by Icahn Enterprises Finance Corp. will be guaranteed by Icahn Enterprises L.P. Pursuant to Rule 457(n), no separate fee is payable with respect to the guarantees of the debt securities being registered.
(5)	Previously paid.

The Registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the Registrants will file a further amendment which specifically states that this registration statement will thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement will become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED OCTOBER 7, 2013

PROSPECTUS

$1,000,000,000

ICAHN ENTERPRISES L.P.

ICAHN ENTERPRISES FINANCE CORP.

Depositary Units, Representing Limited Partner Interests

Preferred Units

Debt Securities (including Guarantees of Non-Convertible debt)

Warrants

Rights

Units

We may, from time to time, offer and sell depositary units or preferred units representing limited partner interests in Icahn Enterprises L.P., debt securities (which may be senior debt securities or subordinated debt securities), including guarantees of non-convertible debt, warrants or rights, either separately or in units, in one or more offerings. The debt securities, preferred units, warrants or rights may be convertible into or exercisable or exchangeable for depositary units, preferred units or debt securities.

We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. The aggregate initial offering price of all securities sold by us under this prospectus will not exceed $1,000,000,000, including the U.S. dollar equivalent if the public offering of any such securities is denominated in one or more foreign currencies, foreign currency units or composite currencies. This prospectus describes the general terms of these securities and the general manner in which we will offer the securities. The specific terms of any securities we offer will be included in a supplement to this prospectus. The prospectus supplement will also describe the specific manner in which we will offer the securities.

Our depositary units are listed on The NASDAQ Global Select Market under the symbol “IEP”.

This prospectus may not be used to complete sales of securities unless it is accompanied by a prospectus supplement.

Investing in our securities involves a high degree of risk. See “Risk Factors” on page 2.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is October       , 2013.

ICAHN ENTERPRISES L.P.

Icahn Enterprises Finance Corp.

You should rely only on the information contained in this document or to which we have referred you. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell securities. The information in this document may only be accurate on the date of this document.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we and Icahn Enterprises Finance Corp. have filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration, or continuous offering, process. Under this shelf registration process, we may, from time to time, offer and sell depositary units or preferred units representing limited partner interests, debt securities (including guarantees of non-convertible debt), warrants or rights, either separately or in units, in one or more offerings with a maximum aggregate offering price of $1,000,000,000.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering and the offered securities. Any prospectus supplement may also add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement. The registration statement we filed with the SEC includes exhibits that provide more detail of the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC and any prospectus supplement, together with additional information described under the heading “Where You Can Find More Information,” before making your investment decision.

FORWARD-LOOKING INFORMATION

This prospectus, any prospectus supplement and the documents that we incorporate by reference may contain ‘‘forward-looking statements.’’ Forward-looking statements are those that do not relate solely to historical fact. They include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events. Forward-looking statements can generally be identified by phrases such as ‘‘believes,’’ ‘‘expects,’’ ‘‘potential,’’ ‘‘continues,’’ ‘‘may,’’ ‘‘should,’’ ‘‘seeks,’’ ‘‘predicts,’’ ‘‘anticipates,’’ ‘‘intends,’’ ‘‘projects,’’ ‘‘estimates,’’ ‘‘plans,’’ ‘‘could,’’ ‘‘designed,’’ ‘‘should be’’ and other similar expressions that denote expectations of future or conditional events rather than statements of fact. Forward-looking statements also may relate to strategies, plans and objectives for, and potential results of, future operations, financial results, financial condition, business prospects, growth strategy and liquidity, and are based upon management’s current plans and beliefs or current estimates of future results or trends.

These forward-looking statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties that may cause actual results to differ materially from trends, plans or expectations set forth in the forward-looking statements. These risks and uncertainties may include the factors and the risks and uncertainties described in our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K filed with the SEC. We may discuss additional risks and uncertainties in greater detail in any prospectus supplement under the heading “Risk Factors.”

All of the forward-looking statements made in this prospectus, any prospectus supplement and the documents that we incorporate by reference are qualified by these cautionary statements and we cannot assure you that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to or effects on our business or operations. In addition, these forward-looking statements present our estimates and assumptions only as of the date of this prospectus, any such prospectus supplement or any such document incorporated by reference. We do not intend to update you concerning any future revisions to any forward-looking statements to reflect events or circumstances occurring after the date of this prospectus, any such prospectus supplement or any such document incorporated by reference. However, you should carefully review the risk factors set forth in other reports or documents we file from time to time with the SEC.

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OUR COMPANY

We are a diversified holding company owning subsidiaries engaged in the following operating businesses: Investment, Automotive, Energy, Gaming, Railcar, Food Packaging, Metals, Real Estate and Home Fashion.

Icahn Enterprises is a master limited partnership formed in Delaware on February 17, 1987. We own a 99% limited partner interest in Icahn Enterprises Holdings. Substantially all of our assets and liabilities are owned through Icahn Enterprises Holdings and substantially all of our operations are conducted through Icahn Enterprises Holdings and its subsidiaries. Icahn Enterprises G.P. Inc., or Icahn Enterprises GP, our sole general partner, owns a 1% general partner interest in both Icahn Enterprises Holdings and us, representing an aggregate 1.99% general partner interest in Icahn Enterprises Holdings and us. Icahn Enterprises GP is owned and controlled by Mr. Carl C. Icahn. As of March 31, 2013, affiliates of Mr. Icahn owned 97,764,251 of our depositary units that represented approximately 90.5% of our outstanding depositary units.

Mr. Icahn’s estate has been designed to assure the stability and continuation of Icahn Enterprises with no need to monetize his interests for estate tax or other purposes. In the event of Mr. Icahn’s death, control of Mr. Icahn’s interests in Icahn Enterprises and its general partner will be placed in charitable and other trusts under the control of senior Icahn executives and family members.

Our depositary units representing limited partner interests trade on The NASDAQ Global Select Market under the symbol “IEP.”

As used in this prospectus, “we,” “us,” “our,” “company” and Icahn Enterprises mean Icahn Enterprises L.P. and, unless the context indicates otherwise, include our subsidiaries.

Our principal executive offices are located at 767 Fifth Avenue, New York, New York 10153. Our phone number is (212) 702-4300.

Icahn Enterprises Finance Corp., or Icahn Enterprises Finance, a Delaware corporation, is our wholly owned subsidiary. Icahn Enterprises Finance was incorporated on April 19, 2004 and was formed solely for the purpose of serving as a co-issuer of non-convertible debt securities of Icahn Enterprises. Icahn Enterprises Finance does not and will not have any operations or assets and will not have any revenues. Icahn Enterprises Finance’s principal business address is 767 Fifth Avenue, New York, New York 10153 and its telephone number is (212) 702-4300.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for the periods indicated. For purposes of computing the ratio of earnings to fixed charges, earnings represent earnings from continuing operations before income taxes, equity in earnings (loss) of investees and minority interest plus fixed charges. Fixed charges include (a) interest on indebtedness (whether expensed or capitalized), (b) amortization premiums, discounts and capitalized expenses related to indebtedness and (c) the portion of rent expense we believe to be representative of interest.

	Six Months Ended June 30,	Year Ended December 31,
	2013	2012	2011	2010	2009	2008
Ratio of earnings to fixed charges	4.5	2.2	4.8	2.9	4.4	N/A(1)

(1)  Fixed charges exceeded earnings by approximately $3.1 billion for fiscal 2008.

RISK FACTORS

An investment in our securities involves a high degree of risk. Additionally, limited partner interests are inherently different from the capital stock of a corporation, although many of the business risks to which we are subject are similar to those that would be faced by a corporation engaged in similar businesses. Prior to making a decision about investing in our securities, you should carefully consider the risk factors and all of the other information included in, or incorporated by reference into, this prospectus or any prospectus supplement, including those included in our most recent Annual Report on Form 10-K and, if applicable, in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. The occurrence of any of these risks could materially adversely affect our business, operating results and financial condition.

The risks and uncertainties we describe are not the only ones facing us. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business or operations. Any adverse effect on our business, financial condition or operating results could result in a decline in the value of our securities and the loss of all or part of your investment.

USE OF PROCEEDS

Except as described in any prospectus supplement, the net proceeds from the sale of the securities will be added to our general funds and used for general partnership purposes, which may include investments in our operating subsidiaries and potential acquisitions in accordance with our investment strategy. We continually identify, evaluate and discuss with others acquisition and investment opportunities. We continually evaluate potential acquisition candidates and intend to continue to pursue transactions. However, we have not reached any agreements, commitments or understandings for any future acquisitions or investments other than those arrangements, if any, as described in documents incorporated by reference or in prospectus supplements.

When we offer a particular series of securities, the prospectus supplement relating to that offering will describe the intended use of the net proceeds received from that offering. We will retain broad discretion in the use of the net proceeds.

DESCRIPTION OF DEPOSITARY UNITS

The following description of our depositary units does not purport to be complete and is qualified in its entirety by reference to applicable Delaware law, and to provisions of our amended and restated agreement of limited partnership, dated as of May 12, 1987, as amended, which we refer to as our partnership agreement, and the depositary agreement, dated as of July 1, 1987, as amended by Amendment No. 1, dated February 22, 1995, and as amended and restated by the Amended and Restated Depositary Agreement, dated August 23, 2013, which we refer to as our depositary agreement, entered into among us, the Registrar and Transfer Company, as depositary, which we refer to as the depositary, and the unitholders.

General

The depositary units represent limited partner interests in Icahn Enterprises.  The percentage interest in Icahn Enterprises represented by a depositary unit is equal to the ratio it bears at the time of such determination to the total number of depositary units in Icahn Enterprises (including any undeposited depositary units) outstanding, multiplied by 99%, which is the aggregate percentage interest in Icahn Enterprises of all holders of depositary units.  Subject to the rights and preferences of any preferred units that may be issued, each depositary unit evidences entitlement to a portion of Icahn Enterprises’ distributions and an allocation of Icahn Enterprises’ net income and net loss, as determined in accordance with our partnership agreement.  We are authorized to issue additional depositary units or other securities from time to time to unitholders or additional investors without the consent or approval of holders of depositary units, or unitholders.  There is no limit to the number of depositary units or additional classes of units, including any preferred units, that may be issued. The board of directors of our general partner has the power, without any further action by the unitholders, to issue units with such designations, preferences and relative, participating or other special rights, powers and duties, including rights, powers and duties senior to existing classes of depositary units or preferred units. The depositary units have no preemptive rights.

All or a portion of the depositary receipts evidencing the depositary units may be held through the Depositary Trust Company’s (“DTC”) book-entry settlement system. All depositary receipts accepted for book-entry settlement with DTC are represented by a single receipt (the “DTC Receipt”), which shall be deposited with DTC (or its custodian) evidencing all such depositary units and registered in the name of the nominee of DTC (initially Cede & Co.). The depositary or such other entity as is agreed to by DTC may hold the DTC Receipt as custodian for DTC. Ownership of beneficial interests in the DTC Receipt will be shown on, and the transfer of such ownership will be effected through, records maintained by (i) DTC or its nominee for such DTC Receipt, or (ii) institutions that have accounts with DTC.

Deposit of Certificates of Limited Partner Interests

Subject to the terms and conditions of the Amended and Restated Depositary Agreement, on the date of any issuance of depositary units by the Icahn Enterprises, the general partner will either (i) deposit with the depositary a certificate or certificates or (ii) in the case of uncertificated depositary units, provide evidence of a credit to the book-entry account maintained by the Registrar, in either case evidencing the aggregate whole number of depositary units so issued. Such deposit or book-entry credit will be accompanied by (a) written instructions containing the name, address, social security or taxpayer identification number of and the number of depositary units to be issued to each investor in the Partnership, and (b) a written request that the depositary execute and deliver to each such investor depositary receipts evidencing the depositary units, registered in the name of such investor, or book-entry credit in the name of such investor, in accordance with such written instructions. Each investor will thereupon be recognized by Icahn Enterprises as a record holder as of the closing date of such issuance of depositary units.

Transfer of Depositary Units

Until a depositary unit has been transferred on the books of the depositary, we and the depositary will treat the record holder of the unit as the absolute owner for all purposes.  A transfer of depositary units will not be recognized by the depositary or us unless and until the transferee of the depositary units, or a subsequent transferee, executes and delivers a transfer application to the depositary.  Transfer applications appear on the back of each depositary receipt and also will be furnished at no charge by the depositary upon request.  By executing and delivering a transfer application to the depositary, a subsequent transferee automatically requests admission as a substituted unitholder in the partnership, agrees to be bound by the terms and conditions of our partnership agreement and grants a power of attorney to our general partner.

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On a monthly basis, the depositary will, on behalf of subsequent transferees who have submitted transfer applications, request the general partner to admit such subsequent transferees as substituted limited partners of Icahn Enterprises.  If our general partner consents to such substitution, a subsequent transferee will be admitted to the partnership as a substituted limited partner upon the recordation of such subsequent transferee’s name in our books and records.  Upon admission, which is in the sole discretion of our general partner, it will be entitled to all of the rights of a limited partner under the Delaware Revised Uniform Limited Partnership Act, or the Delaware Act, and pursuant to our partnership agreement.

A subsequent transferee will, after submitting a transfer application to the depositary but before being admitted to Icahn Enterprises as a substituted unitholder of record, have the rights of an assignee under the Delaware Act and our partnership agreement, including the right to receive its pro rata share of distributions.  A subsequent transferee who does not execute and deliver a transfer application to the depositary will not be recognized as the record holder of depositary units and will only have the right to transfer or assign its depositary units to a purchaser or other transferee.  Therefore, such subsequent transferee will neither receive distributions from the partnership nor be entitled to vote on partnership matters or any other rights to which record holders of depositary units are entitled under the Delaware Act or pursuant to our partnership agreement.  Distributions made in respect of the depositary units held by such subsequent transferees will continue to be paid to the transferor of such depositary units.

A subsequent transferee will be deemed to be a party to the depositary agreement and to be bound by its terms and conditions whether or not such subsequent transferee executes and delivers a transfer application to the depositary.  A transferor will have no duty to ensure the execution of a transfer application by a subsequent transferee and will have no liability or responsibility if such subsequent transferee neglects or chooses not to execute and deliver the transfer application to the depositary.  Whenever depositary units are transferred, the transfer application requires that a subsequent transferee answer a series of questions.  The required information is designed to provide us with the information necessary to prepare our tax information return.

Transfers of Depositary Units Held in Book-Entry Form.

Depositary units held in book-entry form shall be transferred through DTC’s book-entry settlement system.

Withdrawal of Depositary Units from Deposit

A unitholder may withdraw from the depositary the depositary units represented by its depositary receipts upon written request and surrender of the depositary receipts evidencing the depositary units in exchange for a certificate issued by us evidencing the same number of depositary units, or in the case of uncertificated depositary units, evidence of a book-entry credit.

A subsequent transferee is required to become a unitholder of record before being entitled to withdraw depositary units from the depositary.  Depositary units that have been withdrawn from the depositary, and therefore are not evidenced by depositary receipts, are not transferable except upon death, by operation of law, by transfer to us or redeposit with the depositary.  A holder of depositary units withdrawn from deposit will continue to receive its respective share of distributions and allocations of net income and losses pursuant to our partnership agreement.  In order to transfer depositary units withdrawn from the depositary other than upon death, by operation of law or to the partnership, a unitholder must redeposit the certificate evidencing such withdrawn depositary units with the depositary and request issuance of depositary receipts representing such depositary units, which depositary receipts then may be transferred.  Any redeposit of such withdrawn depositary units with the depositary requires 60 days’ advance written notice and payment to the depositary of a redeposit fee (initially $5.00 per 100 depositary units or portion thereof) and will be subject to the satisfaction of certain other procedural requirements under the depositary agreement.

Replacement of Lost Depositary Receipts and Certificates

A unitholder or subsequent transferee who loses or has its certificate for depositary units or depositary receipts stolen or destroyed may obtain a replacement certificate or depositary receipt by furnishing an indemnity bond and by satisfying certain other procedural requirements under the depositary agreement.

Amendment of Depositary Agreement

Subject to the restrictions described below, any provision of the depositary agreement, including the form of depositary receipt, may, at any time and from time to time, be amended by the mutual agreement of us and the depositary in any respect deemed necessary or appropriate by us and them, without the approval of the holders of depositary units.  No amendment to the depositary agreement, however, may impair the right of a holder of depositary units to surrender a depositary receipt and to withdraw any or all of the deposited depositary units evidenced by a depositary receipt or to redeposit depositary units pursuant to the depositary agreement and receive a depositary receipt evidencing redeposited depositary units.

The depositary will furnish notice to each record holder of a depositary unit, and to each securities exchange on which depositary units are listed for trading, of any material amendment made to the depositary agreement.  Each record holder of a depositary unit at the time any amendment of the depositary agreement becomes effective will be deemed, by continuing to hold the depositary unit, to consent and agree to the amendment and to be bound by the depositary agreement, as so amended.

The depositary will give notice of the imposition of any fee or charge, other than fees and charges provided for in the depositary agreement, or change to the fees and charges, upon record holders of depositary units to any securities exchange on which the depositary units are listed for trading and to all record holders of depositary units.  The imposition of any fee or charge, or change to them, will not be effective until the expiration of 30 days after the date of such notice, unless it becomes effective in the form of an amendment to the depositary agreement effected by us and the depositary.

Termination of Depositary Agreement

We may not terminate the depositary agreement unless the termination (1) is in connection with us entering into a similar agreement with a new depositary selected by the general partner, (2) is as a result of our receipt of an opinion of counsel to the effect that the termination is necessary for us to avoid being treated as an “association” taxable as a corporation for federal income tax purposes or to avoid being in violation of any applicable federal or state securities laws or (3) is in connection with our dissolution.

The depositary will terminate the depositary agreement, when directed to do so by us, by mailing notice of termination to the record holders of depositary units then outstanding at least 60 days before the date fixed for the termination in such notice.  Termination will be effective on the date fixed in such notice, which date must be at least 60 days after it is mailed.  Upon termination of the depositary agreement, the depositary will discontinue the transfer of depositary units, suspend the distribution of reports, notices and disbursements and cease to perform any other acts under the depositary agreement, except in the event the depositary agreement is not being terminated in connection with us entering into a similar agreement with a new depositary, the depositary will assist in the facilitation of the withdrawal of depositary units by holders who desire to surrender their depositary receipts.

Resignation or Removal of Depositary

The depositary may resign as depositary and may be removed by us at any time upon 60 days’ written notice.  The resignation or removal of the depositary becomes effective upon the appointment of a successor depositary by us and written acceptance by the successor depositary of its appointment.  In the event a successor depositary is not appointed within 75 days of notification of such resignation or removal, the general partner will act as depositary until a successor depositary is appointed.  Any corporation into or with which the depositary may be merged or consolidated will be the successor depositary without the execution or filing of any document or any further act.

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DESCRIPTION OF PREFERRED UNITS

We are authorized to issue preferred units having rights senior to our depositary units. The board of directors of our general partner is authorized to establish the powers, rights, preferences, privileges and designations of one or more class of preferred units without further approval, including:

•	distribution rights;

•	conversion rights;

•	voting rights;

•	redemption rights and terms of redemption; and

•	liquidation preferences.

The rights, preferences, privileges and restrictions of the preferred units of each class will be fixed by a certificate of amendment to the partnership agreement relating to each class. The prospectus supplement relating to each class will specify the terms of the preferred units, including:

•	the maximum number of units in the class and the distinctive designation;

•	the rights to share in partnership distributions;

•	the terms on which the units may be redeemed, if at all;

•	the rights of the class upon dissolution and liquidation of the partnership;

•	the terms of any retirement or sinking fund for the purchase or redemption of the units of the class;

•	the terms and conditions, if any, on which the units of the class will be convertible into, or exchangeable for, units of any other class or classes of securities;

•	the voting rights, if any, on the units of the class; and

•	any or all other preferences and relative, participating, operational or other special rights or qualifications, limitations or restrictions of the units.

We will describe the specific terms of a particular class of preferred units in the prospectus supplement relating to that class. The description of preferred units above and the description of the terms of a particular series of preferred units in the prospectus supplement are not complete. You should refer to the applicable certificate of amendment to our partnership agreement for complete information. The prospectus supplement will contain a description of U.S. federal income tax consequences relating to the particular series of preferred units.

OUR PARTNERSHIP AGREEMENT AND CERTAIN
PROVISIONS OF DELAWARE LAW

The rights of a limited partner of the partnership are set forth in our partnership agreement. The following is a summary of certain provisions of our partnership agreement and the agreement of limited partnership of Icahn Enterprises Holdings, or the Icahn Enterprises Holdings partnership agreement, which is similar to our partnership agreement in all material respects (except for the preferred units). The following summary discusses certain provisions that relate to both, and is qualified in its entirety by reference to both our partnership agreement and the Icahn Enterprises Holdings partnership agreement. A reference to the “partnership agreement” in this prospectus refers to both of our partnership agreement and the Icahn Enterprises Holdings partnership agreement, unless otherwise indicated.

Removal of the General Partner

Subject to certain limitations on the exercise by unitholders of voting rights, the general partner may be removed by the written consent or affirmative vote of holders of depositary units owning more than 75% of the total number of all outstanding depositary units, voting as a class, then held by unitholders, including the general partner and its affiliates to the extent that they are holders of depositary units. Upon the removal of the general partner by holders of depositary units, the holders of depositary units will be obligated to elect a successor general partner and to continue the business of the partnership. At the election of the general partner, a successor general partner will be required, at the effective date of its admission as a general partner, to purchase Icahn Enterprises GP’s general partner interest directly from Icahn Enterprises GP for a price equal to its “fair market value,” as described below.

If Icahn Enterprises GP does not elect to sell its interest, the successor general partner will be required to contribute to the capital of Icahn Enterprises cash in an amount equal to 1/99th of the product of the number of depositary units outstanding immediately prior to the effective date of such successor general partner’s admission (but after giving effect to the conversion of Icahn Enterprises GP’s general partner interest into depositary units described below) and the average price at which the depositary units had been trading over the 20-day period immediately preceding the successor general partner’s admission. Thereafter, the successor general partner will be entitled to one percent (1%) of all partnership allocations and distributions.

If Icahn Enterprises GP chooses not to sell its percentage interest directly to a successor general partner, Icahn Enterprises GP’s general partner interest in Icahn Enterprises will be converted into depositary units, with the number of depositary units to be received to be based upon the “fair market value” of its general partner interest at the time of its removal and the average price at which the depositary units had been trading over the 20-day period preceding the effective date of Icahn Enterprises GP’s departure. In this regard, the “fair market value” of the departing general partner’s interest is the amount that would be distributable to Icahn Enterprises GP on account of the interest if Icahn Enterprises were to dispose of all of its assets in an orderly liquidation, commencing on the effective date of its removal at a price equal to the fair market value of those assets (discounted at the rate then payable on one-year U.S. Treasury obligations to the effective date of such removal to reflect the time reasonably anticipated to be necessary to consummate the sales), as agreed upon between Icahn Enterprises GP as the departing general partner and its successor, or, in the absence of an agreement, as determined by an independent appraiser.

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Upon removal of Icahn Enterprises GP from the partnership, Icahn Enterprises GP also will be removed as general partner of Icahn Enterprises Holdings and its general partner interest in Icahn Enterprises Holdings will either be purchased by the successor general partner or converted into depositary units (in which case the successor shall also contribute to the capital of Icahn Enterprises Holdings) in the same manner as provided above with respect to the partnership.

The partnership agreement provides that, upon the departure of Icahn Enterprises GP and the conversion of its general partner interest in Icahn Enterprises to depositary units, Icahn Enterprises will, at the request of the departing general partner, file with the SEC up to three registration statements under the Securities Act of 1933, as amended (the “Securities Act”), registering the offer and sale of all or a portion of the depositary units owned by Icahn Enterprises GP, including those depositary units received upon conversion of its general partner interest in Icahn Enterprises and Icahn Enterprises Holdings. The cost of the first registration will be borne by Icahn Enterprises and the cost of any other such registration will be borne by Icahn Enterprises GP.

Withdrawal of the General Partner

The general partner may withdraw, but only if:

•	the withdrawal is with the consent of a majority interest;

•	Icahn Enterprises GP, with the consent of a majority interest, transfers all of its interest as general partner in the partnership;

•	the transferee consents to be bound by the partnership agreement and the transferee has the necessary legal authority to act as successor general partner of the partnership; and

•	Icahn Enterprises receives an opinion of counsel to the effect that a vote by the unitholders and the admission of a new general partner is in conformity with Delaware law, will not cause the loss of limited liability to the unitholders and will not cause Icahn Enterprises to be treated as an “association” taxable as a corporation for federal income tax purposes.

Notwithstanding the foregoing, Icahn Enterprises GP may, without the consent of the unitholders (to the extent permitted by law), transfer its interest as general partner in Icahn Enterprises to any person or entity that has, by merger, consolidation or otherwise, acquired all or substantially all of the assets or stock of Icahn Enterprises GP and continued its business, provided that such person or entity has a net worth no less than that of Icahn Enterprises GP and has accepted and agreed to be bound by the terms and conditions of the partnership agreement. The general partner also may mortgage, pledge, hypothecate or grant a security interest in its interest as general partner in Icahn Enterprises without the consent of unitholders.

Distributions

The general partner has the power and authority to retain or use partnership assets or revenues as, in the sole and absolute discretion of the general partner, may be required to satisfy the anticipated present and future cash needs of the partnership, whether for operations, expansion, investments, acquisitions or otherwise.

Subject to Section 17-607 of the Delaware Act and to the provision with respect to distributions upon liquidation or dissolution of the partnership, the general partner, in its sole and absolute discretion, may make such distribution from partnership assets or otherwise as it deems appropriate in its sole discretion, quarterly, annually or at any other time. Any distributions will be distributed to the general partner and the record holders in accordance with their respective percentage interests.

Distribution of proceeds on liquidation or dissolution of the partnership will be made: first to the payment of any debts and liabilities of the partnership that are then due and payable; next to the establishment of such reserves as the general partner deems reasonably necessary to provide for any future, contingent or unforeseen liabilities or obligations of the partnership; and next pro rata in accordance with and to the extent of the positive balances in the general partner’s and record holders’ respective capital accounts.

Allocations of Income and Loss

The Icahn Enterprises partnership agreement provides, in general, that all items of income, gain, loss and deduction are allocated to Icahn Enterprises GP and to the holders of depositary units in accordance with their respective percentage ownership in the partnership. Items allocated to the holders of depositary units are further allocated among them pro rata in accordance with the respective number of depositary units owned by each of them. The partnership’s income and gain, and loss and deduction, for federal income tax purposes will be computed on an annual basis and apportioned equally among the calendar months among the general partner and record holders of depositary units in accordance with their percentage interests as of the close of business on the last day of the month in which taxable income or losses are apportioned. The partnership’s gains and losses from capital transactions generally will be allocated among the general partner and record holders of depositary units in proportion to their percentage interests as of the close of business on the last day of the month in which such gains and losses occurred. However, if gain from a capital transaction is recognized by the partnership over more than one calendar year, gain recognized by the partnership in years subsequent to the year in which the capital transaction occurred shall be allocated in the same manner as income of the partnership is allocated.

Amendment of the Partnership Agreement

General

Amendments to the partnership agreement may be proposed either by the general partner or by unitholders owning at least 10% of the units outstanding. In order to adopt a proposed amendment, other than certain amendments discussed below, the general partner is required to seek written consent of the unitholders or call a meeting to consider and vote upon the proposed amendment. The general partner is not required to take further action with respect to any proposed amendment that, in the opinion of counsel, would be illegal under Delaware law if adopted. A proposed amendment will become effective only if approved by the general partner in writing and approved by a majority interest of unitholders, unless a greater percentage is required by law or the partnership agreement.

Amendments Adopted Solely by Icahn Enterprises GP

The general partner may amend the partnership agreement without the approval or consent of the limited partners to reflect:

•	any changes in our name or the location of our principal place of our business;

•	the admission, substitution, withdrawal or removal of partners in accordance with the partnership agreement;

•	an election to be bound by any successor statute to the Delaware Act;

•	any change that is necessary to qualify as a limited partnership or a partnership in which the limited partners have limited liability under the laws of any state or to ensure that we will not be treated as an association taxable as a corporation or otherwise taxed as an entity for federal income tax purposes;

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•	any change that is necessary to qualify as a “real estate investment trust”;

•	any change (i) that is inconsequential and does not materially adversely affect unitholders; (ii) to cure any ambiguity or to correct any provision; (iii) to satisfy any federal or state agency or contained in any federal or state statute; (iv) to facilitate the trading of the depositary units or comply with any requirements of any securities exchange on which the depositary units are listed for trading; (v) in connection with any action permitted to be taken by Icahn Enterprises GP in the case of the loss of partnership status; or (vi) required or contemplated by the partnership agreement;

•	any change in any provision of the partnership agreement that requires any action to be taken by or on behalf of the general partner pursuant to the requirements of applicable Delaware law if the provisions of applicable Delaware law are revised so that the taking of such action is no longer required; or

•	any other amendments similar to the foregoing.

Prohibited Amendments

Notwithstanding the foregoing, unless approved by Icahn Enterprises GP in writing and, subject to limitations on the exercise by unitholders of voting rights, by all of the holders of depositary units, no amendment may be made to the partnership agreement if the amendment, in the opinion of counsel would result in the loss of the limited liability of unitholders or Icahn Enterprises as the sole limited partner of Icahn Enterprises Holdings or would cause Icahn Enterprises or Icahn Enterprises Holdings to be treated as an association taxable as a corporation for federal income tax purposes. In addition, no amendment to the partnership agreement may be made that would:

•	enlarge the obligations of the general partner or any unitholder or convert the interest of any unitholder into the interest of a general partner;

•	modify the expense reimbursement payable to the general partner and its affiliates pursuant to the partnership agreement or the fees and compensation payable to the general partner and its affiliates pursuant to the Icahn Enterprises Holdings partnership agreement;

•	modify the order and method for allocations of net income and net loss or distributions of net cash flow from operations without the consent of the general partner or the unitholders adversely affected; or

•	amend sections of the partnership agreement concerning amendments of the agreement without the consent of unitholders owning more than 95% of the total number of depositary units outstanding then held by all unitholders.

Issuance of Additional Securities

The partnership is authorized to issue additional depositary units or other securities from time to time to unitholders or additional investors without the consent or approval of unitholders. There is no limit to the number of depositary units or additional classes that may be issued. The board of directors of the general partner has the power, without any further action by the unitholders, to issue securities with such designations, preferences and relative, participating or other special rights, powers and duties, including rights, powers and duties senior to existing classes of depositary units or preferred units, if any.

Meetings; Voting Rights of Unitholders

Any action that is required or permitted to be taken by unitholders may be taken either at a meeting of the holders of depositary units or without a meeting if consents in writing setting forth the action so taken are signed by holders of depositary units owning not less than the minimum number of depositary units, or preferred units, if any, that would be necessary to authorize or take such action at a meeting. Meetings of the holders of depositary units may be called by the general partner or by unitholders owning at least 10% of the total depositary units outstanding then owned by all such unitholders. Holders of depositary units may vote either in person or by proxy at meetings.

The general partner manages and operates Icahn Enterprises. Unlike the holders of common stock in a corporation, holders of our outstanding depositary units have only limited voting rights on matters affecting our business. Holders of depositary units have no right to elect the general partner on an annual or other continuing basis, and the general partner generally may not be removed except pursuant to the vote of the holders of not less than 75% of the outstanding depositary units. In addition, removal of the general partner may result in a change of control under our existing debt securities. As a result, holders of depositary units have limited say in matters affecting our operations and others may find it difficult to attempt to gain control or influence our activities.

Each unitholder will have one vote for each depositary unit as to which the unitholder has been admitted as a unitholder. A subsequent transferee of depositary units who has not been admitted as a unitholder of record with respect to the depositary units will have no voting rights with respect to the depositary units, even if such subsequent transferee holds other depositary units as to which it has been admitted as a unitholder. The voting rights of a unitholder who transfers a depositary unit will terminate with respect to that depositary unit upon its transfer, whether or not the subsequent transferee is admitted as a unitholder of record with respect thereto. The partnership agreement does not provide for annual meetings of the unitholders.

Unitholders have the right to vote on the following matters and the actions specified therein may be taken by the general partner only with the affirmative vote, in person or by proxy, of a majority interest (except that a higher vote is required for (i) certain amendments to the partnership agreement discussed above, (ii) the removal of the general partner and (iii) the continuation of Icahn Enterprises after certain events that would otherwise cause dissolution) and with a separate concurrence of Icahn Enterprises GP;

•	the amendment of the partnership agreement, except for those amendments that may be made without unitholder approval as discussed above;

•	the dissolution of Icahn Enterprises;

•	the election of a liquidating trustee;

•	the approval or disapproval of any merger or consolidation of Icahn Enterprises; provided, however that no approval is required with respect to any such transaction which, in the sole and absolute discretion of the general partner, (A) is primarily for the purpose of acquiring properties or assets, (B) combines the ongoing business operations of the entities with Icahn Enterprises as the surviving entity, or (C) is between Icahn Enterprises and Icahn Enterprises Holdings;

•	the approval or disapproval of a sale or other disposition (except upon dissolution and liquidation) of all or substantially all of our assets;

•	the transfer of the general partner’s partner interest;

•	the withdrawal of Icahn Enterprises GP as the general partner;

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•	the election of a successor general partner;

•	the removal of the general partner;

•	the election to reconstitute and continue the business rather than dissolve; and

•	to consent to certain proposals submitted for the approval of the limited partners of Icahn Enterprises Holdings.

As of April 18, 2013, affiliates of Mr. Icahn owned 99,213,831 of our depositary units that represented approximately 90.6% of our outstanding depositary units. As a result of these holdings, Mr. Icahn can exercise effective control over substantially all matters subject to unitholder consent or approval. Mr. Icahn’s interests may differ from the interests of other unitholders.

Restriction on Short-Form Mergers

Neither the general partner nor its affiliates will cause the partnership (in the event that the Delaware Act is amended to permit partnerships to engage in short-form merger transactions), or any successor entity of the partnership, whether in its current form as a limited partnership or as converted to or succeeded by a corporation or other form of business association, to effect a merger or other business combination (in the event that such short-form merger statute applies to other business combinations) of the partnership or such successor, in each case pursuant to Section 253 of the General Corporation Law of Delaware, or any successor statute, or any similar short-form merger statute under the laws of Delaware or any other jurisdiction. This provision does not apply to any other merger or business combination transaction. In addition, no amendment to this provision is permitted without a unanimous vote of the record holders, unless the amendment has been approved by the audit committee, in which event only a majority interest, as defined, is required for approval of the amendment.

Liability of General Partner and Unitholders

The general partner will be liable for all general obligations of the partnership to the extent not paid by the partnership. The general partner will not, however, be liable for the nonrecourse obligations of the partnership. Assuming that a unitholder does not take part in the control of the business of Icahn Enterprises and otherwise acts in conformity with the provisions of the partnership agreement, the liability of the unitholder will, under the Delaware Act, be limited, subject to certain possible exceptions, generally to the amount contributed by the unitholder or the unitholder’s predecessor in interest to the capital of the partnership, plus the unitholder’s share of any undistributed partnership income, profits or property. However, under the Delaware Act, a unitholder who receives a distribution from Icahn Enterprises that is made in violation of the Delaware Act and who knew at the time of the distribution that the distribution was improper, is liable to Icahn Enterprises for the amount of the distribution. Such liability or liability under other applicable Delaware law (such as the law of fraudulent conveyances) ceases after expiration of three years from the date of the applicable distribution.

Under the Delaware Act, a partnership is prohibited from making a distribution to a partner to the extent that at the time of the distribution, after giving effect to the distribution, all liabilities of the partnership, other than liabilities to partners on account of their partner interests and liabilities for which the recourse of creditors is limited to specified property of the partnership, exceed the fair value of the assets of the partnership (except that fair value of property that is subject to a liability for which the recourse of creditors is limited is included in the assets of the partnership only to the extent that the fair value of the property exceeds that liability). An assignee of a limited partner who becomes a substituted limited partner does not, under the Delaware Act, become liable for any obligation of the assignor to restore prior distributions.

Reimbursement of Expenses

The partnership agreement requires us to reimburse the general partner for expenses it reasonably incurs or payments it makes on our behalf and all other expenses allocable to us or otherwise incurred by the general partner in connection with conducting our business, including without limitation, salaries and rent. Such allocations are subject to periodic review by our audit committee.

Books and Reports

The general partner is required to keep complete and accurate books with respect to the partnership’s business at the principal office of the partnership. The books are maintained for financial accounting purposes on the accrual basis, in accordance with generally accepted accounting principles. The fiscal year of Icahn Enterprises is the calendar year.

Unitholders will be entitled to have access to Icahn Enterprises books and certain other records at reasonable times upon reasonable notice to the general partner, subject to certain limitations including those intended to protect confidential business information.

The general partner will furnish to each unitholder, within 120 days after the close of each fiscal year, reports containing certain financial statements of Icahn Enterprises for the fiscal year, including a balance sheet and statements of income, unitholders’ equity and changes in financial position, which will be audited by a nationally recognized firm of independent certified public accountants. Within 90 days after the close of each taxable year, Icahn Enterprises will use its best efforts to furnish to each unitholder as of the last day of any month during such taxable year such information as may be required by the unitholders for the preparation of their individual federal, state and local tax returns. This information will be furnished in summary form so that certain complex calculations normally required can be avoided. The partnership’s ability to furnish such summary information may depend on the cooperation of unitholders in supplying certain information to the partnership.

Power of Attorney

Pursuant to the Icahn Enterprises’ partnership agreement, each unitholder of record appoints Icahn Enterprises GP and each of Icahn Enterprises GP’s authorized officers as the unitholder’s or substituted unitholder’s attorney-in-fact:

•	to enter into the depositary agreement and deposit the depositary units of the unitholder or substituted unitholder in the deposit account established by the depositary and admit the holders of depositary units and preferred units as limited partners in Icahn Enterprises, and

•	to make, execute, file and/or record:

•	instruments with respect to any amendment of the partnership agreement;

•	conveyances and other instruments and documents with respect to the dissolution, termination and liquidation of Icahn Enterprises pursuant to the terms of the partnership agreement;

•	financing statements or other documents necessary to grant or perfect a security interest, mortgage, pledge or lien on all or any of the assets of the partnership;

•	instruments or papers required to continue the business of Icahn Enterprises pursuant to the partnership agreement;

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•	instruments relating to the admission of substituted limited partners in the partnership; and

•	all other instruments deemed necessary or appropriate to carry out the provisions of the partnership agreement.

The power of attorney is irrevocable, will survive the subsequent death, incompetency, dissolution, disability, incapacity, bankruptcy or termination of the granting unitholder, and will extend to such unitholder’s heirs, successors and assigns.

Death, Bankruptcy or Incompetency of a Unitholder

The death, bankruptcy or adjudication of incompetency of a unitholder will not dissolve the partnership. In such event, the legal representatives of the unitholder will have all the rights of a unitholder for the purpose of settling or managing the estate and such power as the deceased, bankruptcy or incompetent unitholder possessed to assess, sell or transfer any part of his interest. The transfer of depositary units and preferred units by the legal representative to any person or entity is subject to all of the restrictions to which such transfer would have been subject if it had been made by the deceased, bankrupt or incompetent unitholder.

Termination, Dissolution and Liquidation

The partnership will continue until December 31, 2085, unless sooner dissolved or terminated and its assets liquidated upon the occurrence of the earliest of:

•	the withdrawal, removal or bankruptcy of the general partner (subject to the right of the unitholders to reconstitute and continue the business of Icahn Enterprises by written agreement of a majority interest and designation by them of a successor general partner within 90 days);

•	the written consent or affirmative vote of a majority interest, with the approval of the general partner, to dissolve and terminate the partnership;

•	the sale or other disposition of all or substantially all of the assets of the partnership;

•	the partnership’s insolvency or bankruptcy; or

•	any other event causing or requiring a dissolution under the Delaware Act.

The unitholders’ right to continue Icahn Enterprises described above is subject to the receipt of an opinion of counsel to the effect that the continuation and the selection of a successor general partner will not result in the loss of limited liability of the unitholders and will not cause Icahn Enterprises to be treated as an association taxable as a corporation for federal income tax purposes. Upon dissolution, the general partner or other entity or person authorized to wind up the affairs of Icahn Enterprises will proceed to liquidate the assets of Icahn Enterprises and apply the proceeds of liquidation in the order of priority set forth in the partnership agreement.

Business Opportunities

The partnership agreement provides that the general partner and its affiliates are permitted to have other business interests and may engage in other business ventures of any nature whatsoever, and may compete directly or indirectly with our business. Mr. Icahn and his affiliates currently invest in assets that may be similar to those in which we may invest and Mr. Icahn and his affiliates intend to continue to do so. We do not have any right to participate therein or receive or share in any income or profits derived therefrom.

DESCRIPTION OF DEBT SECURITIES

We may issue senior debt securities or subordinated debt securities under one or more separate indentures between us and Wilmington Trust, National Association, as trustee, or as otherwise named in an applicable supplement to this prospectus. Following the execution of any indenture, the indenture will be filed with the SEC and incorporated by reference in the registration statement of which this prospectus is a part. Any series of non-convertible debt securities issued by Icahn Enterprises Finance (either as a co-issuer with Icahn Enterprises or as sole issuer) will be guaranteed by its parent, Icahn Enterprises, and such guarantees will be full and unconditional, as defined in Rule 3-10 of Regulation S-X, of the payment obligations on the securities being registered.

The following summary describes certain material terms and provisions of our debt securities. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in the applicable supplement to this prospectus. You should read the applicable indenture for more details regarding the provisions of particular debt securities.

General

The debt securities will be our direct obligations, which may be either senior debt securities or subordinated debt securities. The debt securities will be issued under one or more indentures. Senior securities and subordinated securities may be issued pursuant to separate indentures, in each case between us and a trustee, which may be the same indenture trustee, subject to such amendments or supplements as may be adopted from time to time. The senior indenture and the subordinated indenture, as amended or supplemented from time to time, are sometimes hereinafter referred to collectively as the “indentures.” The indentures will be subject to and governed by the Trust Indenture Act of 1939, as amended. The statements made under this heading relating to the debt securities and the indentures are summaries of their provisions, do not purport to be complete and are qualified in their entirety by reference to the indentures and the debt securities.

Terms

The indebtedness represented by the senior securities will rank equally with all our other unsecured and unsubordinated indebtedness. The indebtedness represented by subordinated securities will be subordinated in right of payment to the prior payment in full of our senior securities. The particular terms of the debt securities offered by us will be described in one or more supplements to this prospectus, along with any applicable federal income tax considerations unique to such debt securities. Accordingly, for a description of the terms of any series of debt securities, reference must be made to both the prospectus supplement relating to that series and the description of the debt securities set forth in this prospectus.

Except as set forth in any prospectus supplement, our debt securities may be issued without limits as to aggregate principal amount, in one or more series, in each case as established from time to time by us or as set forth in the applicable indenture or in one or more supplemental indentures. All debt securities of one series need not be issued at the same time and, unless otherwise provided, a series may be reopened, without the consent of the holders of the debt securities of that series, for issuance of additional debt securities of that series.

Any indenture trustee under an indenture may resign or be removed with respect to one or more series of debt securities and a successor indenture trustee may be appointed to act with respect to such series.

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The following sets forth certain general terms and provisions of the indentures and the debt securities. The prospectus supplement relating to the series of debt securities being offered will contain further terms of those debt securities, including the following specific terms:

•	the title of the debt securities and whether the debt securities are secured, unsecured, senior securities or subordinated securities;

•	the aggregate principal amount of the debt securities and any limit on such aggregate principal amount;

•	the price (expressed as a percentage of the principal amount of the series) at which the debt securities will be issued and, if other than the principal amount of the debt securities, the portion of the principal amount of the debt securities payable upon declaration of the maturity of the debt securities, or (if applicable) the portion of the principal amount of the debt securities that is convertible into depositary units or preferred units, or the method by which any such portion shall be determined;

•	if convertible, the terms on which such debt securities are convertible, including the initial conversion price or rate and the conversion period and any applicable limitations on the ownership or transferability of the common units or preferred units receivable on conversion;

•	the date or dates, or the method for determining the date or dates, on which the principal of the debt securities will be payable;

•	the rate or rates (which may be fixed or variable), or the method by which the rate or rates shall be determined, at which the debt securities will bear interest, if any;

•	the date or dates, or the method for determining the date or dates, from which any interest will accrue, the dates on which any interest will be payable, the record dates for interest payment dates, or the method by which the record dates shall be determined, the persons to whom interest shall be payable, and the basis upon which interest shall be calculated if other than that of a 360-day year of twelve 30-day months;

•	the place or places where the principal of (and premium, if any) and interest, if any, on the debt securities will be payable, where the debt securities may be surrendered for conversion or registration of transfer or exchange and where notices or demands to or upon us with respect to the debt securities and the applicable indenture may be served;

•	the period or periods, if any, within which, the price or prices at which and the other terms and conditions upon which the debt securities may, pursuant to any optional or mandatory redemption provisions, be redeemed, as a whole or in part, at our option;

•	our obligation, if any, to redeem, repay or purchase the debt securities pursuant to any sinking fund or analogous provision or at the option of a holder of the debt securities, and the period or periods within which, the price or prices at which and the other terms and conditions upon which the debt securities will be redeemed, repaid or purchased, as a whole or in part, pursuant to such obligation;

•	if other than U.S. dollars, the currency or currencies in which such debt securities are denominated and payable, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies, and the terms and conditions relating thereto;

•	whether the amount of payments of principal of (and premium, if any) or interest, if any, on such debt securities may be determined with reference to an index, formula or other method (which index, formula or method may, but need not, be based on a currency, currencies, currency unit or units, or composite currency or currencies) and the manner in which such amounts shall be determined;

•	whether the debt securities will be issued in certificated or book-entry form and, if so, the identity of the depositary for such securities;

•	whether such debt securities will be in registered or bearer form or both and, if in registered form, the denominations thereof if other than $1,000 and any integral multiple thereof and, if in bearer form, the denominations thereof and terms and conditions relating thereto;

•	the applicability, if any, of the defeasance and covenant defeasance provisions described in this prospectus or set forth in the applicable prospectus supplement and indenture, or any modification thereof;

•	whether and under what circumstances we will pay any additional amounts on the debt securities in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities in lieu of making such payment;

•	any deletions from, modifications of or additions to the events of default or our covenants, to the extent different from those described in this prospectus, and any change in the right of any trustee or any of the holders to declare the principal amount of any debt securities due and payable;

•	the provisions, if any, relating to the security provided for the debt securities; and

•	any other terms of the debt securities not inconsistent with the provisions of the applicable indenture.

If so provided in the applicable prospectus supplement, our debt securities may be issued at a discount below their principal amount and provide for less than their entire principal amount to be payable upon declaration of acceleration of the maturity of the debt securities original issue discount securities. In such cases, any special U.S. federal income tax, accounting and other considerations applicable securities will be described in the applicable prospectus supplement.

Except as may be set forth in any prospectus supplement, neither our debt securities nor the applicable indenture will contain any provisions that would limit our ability to incur indebtedness or that would afford holders of our debt securities protection in the event of a highly leveraged or similar transaction involving us or in the event of a change of control, regardless of whether the indebtedness, transaction or change of control is initiated or supported by us, any of our affiliates or any other party.

Reference is made to the applicable prospectus supplement for information with respect to any deletions from, modifications of, or additions to, the events of default or covenants that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

Denomination, Interest, Registration and Transfer

Unless otherwise described in the applicable prospectus supplement, our debt securities of any series will be issuable in denominations of $1,000 and integral multiples thereof.

Unless otherwise specified in the applicable prospectus supplement, the principal of (and applicable premium, if any) and interest on any series of debt securities will be payable at the corporate trust office of the applicable indenture trustee, except, that, at our option, payment of interest may be made by check mailed to the address of the person entitled to payment of interest as it appears in the applicable register for the debt securities.

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Our debt securities of any series will be exchangeable for any authorized denomination of other debt securities of the same series and of a like aggregate principal amount and tenor upon surrender of the debt securities at the corporate trust office of the applicable indenture trustee or at the office of any registrar designated by us for such purpose. In addition, subject to certain limitations imposed upon debt securities issued in book-entry form, our debt securities of any series may be surrendered for conversion or registration of transfer or exchange thereof at the corporate trust office of the applicable indenture trustee or at the office of any registrar designated by us for such purpose. Every debt security surrendered for conversion, registration of transfer or exchange must be duly endorsed or accompanied by a written instrument of transfer, and the person requesting such action must provide evidence of title and identity satisfactory to the applicable indenture trustee or registrar. Except as may be set forth in any prospectus supplement, no service charge will be made for any registration of transfer or exchange of any debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with the registration of any transfer or exchange. If the applicable prospectus supplement refers to any registrar (in addition to the applicable indenture trustee) initially designated by us with respect to any series of debt securities, we may at any time rescind the designation of any such registrar or approve a change in the location through which any registrar acts, except that we will be required to maintain a transfer agent in each place of payment for such series.

We may at any time designate additional registrars with respect to any series of debt securities.

Neither we nor any indenture trustee shall be required (1) to issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before the day of the delivery of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the delivery or (2) to register the transfer of or exchange any debt security, or portion of the debt security, selected for redemption, in whole or in part, except the unredeemed portion of any debt security being redeemed in part.

Merger, Consolidation or Sale of Assets

The applicable indenture will provide that we may, without the consent of the holders of any outstanding debt securities, consolidate with, or sell, lease or convey all or substantially all of our or its assets to, or merge with or into, any other entity provided that (a) either we shall be the continuing entity, or the successor entity (if other than our company) formed by or resulting from any such consolidation or merger or which shall have received the transfer of such assets, is organized under the laws of any domestic jurisdiction and assumes our obligations to pay principal of (and premium, if any) and interest on all of the debt securities and the due and punctual performance and observance of all of the covenants and conditions contained in the indenture; (b) immediately after the transaction, no event of default under the applicable indenture, and no event which, after notice or the lapse of time, or both, would become an event of default, exists; and (c) an officers’ certificate and legal opinion covering these conditions shall be delivered to the applicable indenture trustee.

Unless otherwise provided in the applicable indenture and set forth in the applicable prospectus supplement, the applicable indenture will provide that will not apply or be required to be complied with in connection with any merger or consolidation or sale, assignment, transfer, conveyance of all or substantially all of our assets to a wholly owned subsidiary, provided that if we are not the surviving entity of the transaction, the surviving entity complies with clause (a).

Covenants

Covenants with respect to any series of debt securities will be set forth in the applicable prospectus supplement.

Subordination of Subordinated Debt Securities

Unless the prospectus supplement indicates otherwise, the following provisions will apply to the subordinated debt securities. To the extent we issue subordinated debt securities, they will also be contractually subordinated to any senior debt securities or other senior indebtedness that we may issue. The indebtedness underlying the subordinated debt securities will be payable only if all payments due under our senior indebtedness, including any outstanding senior debt securities, have been made. If we distribute our assets to creditors upon any dissolution, winding-up, liquidation or reorganization or in bankruptcy, insolvency, receivership or similar proceedings, we must first pay all amounts due or to become due on all senior indebtedness before we pay the principal of, or any premium or interest on, the subordinated debt securities. In the event the subordinated debt securities are accelerated because of any event of default, we may not make any payment on the subordinated debt securities until either we have paid all senior indebtedness or the acceleration is rescinded.

If we experience a bankruptcy, dissolution or reorganization, holders of senior indebtedness may receive more, ratably, and holders of subordinated debt securities may receive less, ratably, than our other creditors.

Events of Default, Notice and Waiver

Unless otherwise set forth in the applicable prospectus supplement, each indenture will provide that the following events are “Events of Default” with respect to any series of debt securities:

(1)	default for 30 days in the payment of any installment of interest on any debt security of that series;

(2)	default in the payment of principal of (or premium, if any, on) any debt security of the series at its maturity upon redemption or otherwise;

(3)	default in the performance or breach of any other covenant contained in the indenture (other than a covenant added to the indenture solely for the benefit of a series of debt securities issued under the indenture other than such series), continued for 60 days after written notice as provided in the applicable Indenture has been given;

(4)	certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of our company or any guarantor that is a significant subsidiary, as defined; and

(5)	any other event of default provided with respect to a particular series of debt securities.

If an event of default under any indenture with respect to debt securities of any series at the time outstanding occurs and is continuing, then in every such case the applicable indenture trustee or the holders of not less than 25% in principal amount of the debt securities of that series will have the right to declare the principal amount (or, if the debt securities of that series are original issue discount securities or indexed securities, such portion of the principal amount as may be specified in the terms of those debt securities) of all the debt securities of that series to be due and payable immediately by written notice thereof to us (and to the applicable indenture trustee if given by the holders). However, at any time after such a declaration of acceleration with respect to debt securities of any series (or of all debt securities then outstanding under any indenture, as the case may be) has been made, but before a judgment or decree for payment of the money due has been obtained by the applicable indenture trustee, the holders of not less than a majority in principal amount of outstanding debt securities of that series (or of all debt securities then outstanding under the applicable indenture, as the case may be) may rescind and annul the declaration and its consequences. The indentures also will provide that the holders of not less than a majority in principal amount of the outstanding debt securities of any series (or of all debt securities then outstanding under the applicable indenture, as the case may be) may waive any past default with respect to that series and its consequences, except a default in the payment of the principal of (or premium, if any) or interest on any debt security of that series.

The indentures will require each indenture trustee to give notice to the holders of debt securities within 90 days of a default under the applicable indenture unless the default shall have been cured or waived; provided, however, that the indenture trustee may withhold notice to the holders of any series of debt securities of any default with respect to the series if specified responsible officers of such indenture trustee consider withholding of notice to be in the interest of the holders.

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Except as may be set forth in any prospectus supplement, each indenture will provide that no holder of debt securities of any series may institute any proceeding, judicial or otherwise, with respect to such indenture or for any remedy under it, except in the case of failure of the applicable indenture trustee, for 60 days, to act after it has received a written request to institute proceedings in respect of an event of default from the holders of not less than 25% in principal amount of the outstanding debt securities of that series, as well as an offer of indemnity reasonably satisfactory to it. This provision will not prevent, however, any holder of debt securities from instituting suit for the enforcement of payment of the principal of (and premium, if any) and interest on the debt securities at the respective due dates thereof.

The indentures will provide that, subject to provisions in each indenture relating to its duties in case of default, an indenture trustee will be under no obligation to exercise any of its rights or powers under an indenture at the request or direction of any holders of any series of debt securities then outstanding under that indenture, unless the holders shall have offered to the indenture trustee under that indenture reasonable security or indemnity. The holders of not less than a majority in principal amount of the outstanding debt securities of any series (or of all debt securities then outstanding under an indenture, as the case may be) shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable indenture trustee, or of exercising any trust or power conferred upon the indenture trustee. However, an indenture trustee may refuse to follow any direction which is in conflict with any law or the applicable indenture, which may involve the indenture trustee in personal liability or which may be unduly prejudicial to the holders of debt securities of such series not joining therein.

Within 90 days after the close of each fiscal year, we will be required to deliver to each indenture trustee a certificate, signed by one of several of our specified officers, stating whether or not the officer has knowledge of any default under the applicable indenture and, if so, specifying each default and the nature and status of the default.

Modification of the Indentures

Except as may be set forth in any prospectus supplement, modifications and amendments of an indenture will be permitted to be made only with the consent of the holders of not less than a majority in principal amount of all outstanding debt securities issued under the indenture affected by the modification or amendment; provided, however, that no modification or amendment may, without the consent of the holder of each debt security affected thereby,

(1)	change the stated maturity of the principal of, or any installment of interest (or premium, if any) on, any the debt security;

(2)	reduce the principal amount of, or the rate or amount of interest on, or any premium payable on redemption of, any such debt security, or reduce the amount of principal of an original issue discount security that would be due and payable upon declaration of acceleration of its maturity or would be provable in bankruptcy, or adversely affect any right of repayment of the holder of any such debt security;

(3)	change the coin or currency for payment of principal of, premium, if any, or interest on any the debt security; or

(4)	modify any of the foregoing provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants.

The holders of a majority in aggregate principal amount of the outstanding debt securities of each series may, on behalf of all holders of debt securities of that series, waive, insofar as that series is concerned, compliance by us with certain restrictive covenants of the applicable indenture.

Modifications and amendments of an indenture will be permitted to be made by us and the respective indenture trustee without the consent of any holder of debt securities for any of the following purposes:

(1)	to evidence the succession of another person to our company as obligor under the indenture;

(2)	to add to the covenants of our company for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred upon us in such indenture;

(3)	to add or change any provisions of an indenture to facilitate the issuance of, or to liberalize certain terms of, debt securities in bearer form, or to permit or facilitate the issuance of debt securities in uncertificated form; provided that the action shall not adversely affect the interest of the holders of the debt securities of any series in any material respect;

(4)	to change or eliminate any provisions of an indenture; provided that any such change or elimination shall be effective only when there are no debt securities outstanding of any series created prior thereto which are entitled to the benefit of such provision;

(5)	to provide for the acceptance of appointment by a successor indenture trustee or facilitate the administration of the trusts under an indenture by more than one indenture trustee;

(6)	to cure any ambiguity, defect or inconsistency in an indenture; or

(7)	to supplement any of the provisions of an indenture;

The indentures will provide that, in determining whether the holders of the requisite principal amount of outstanding debt securities of a series have given any request, demand, authorization, direction, notice, consent or waiver under the applicable indenture or whether a quorum is present at a meeting of holders of debt securities, the principal amount of an original issue discount security that shall be deemed to be outstanding shall be the amount of principal that would be due and payable as of the date of the determination upon declaration of acceleration of the maturity of the original discount issue security pursuant to the indenture.

Unless otherwise set forth in the applicable prospectus supplement, we will be permitted, at our option, to discharge certain obligations to holders of any series of debt securities issued under any indenture that have not already been delivered to the applicable indenture trustee for cancellation and that either have become due and payable or will become due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the applicable indenture trustee, in trust, funds in the currency or currencies, currency unit or units or composite currency or currencies in which the debt securities are payable in an amount sufficient to pay the entire indebtedness on the debt securities with respect to principal (and premium, if any) and interest to the date of the deposit (if such debt securities have become due and payable) or to the stated maturity or redemption date, as the case may be.

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Unless otherwise indicated in the applicable prospectus supplement, the indentures will provide that we may elect either

(1)	to defease and be discharged from any and all obligations with respect to such debt securities, or

(2)	to be released from our obligations with respect to covenants under the applicable indenture.

In either case upon the irrevocable deposit by us with the applicable indenture trustee, in trust, of an amount sufficient to pay the principal of (and premium, if any) and interest on the debt securities on the stated maturity or on the applicable redemption date.

Such a trust will only be permitted to be established if, among other things, we have delivered to the applicable indenture trustee an opinion of counsel (as specified in the applicable indenture) and to the effect that the holders of the outstanding debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred. In the event of defeasance, the holders of debt securities would thereafter be able to look only to the trust fund for payment of principal (and premium, if any) and interest.

The applicable prospectus supplement may further describe the provisions, if any, permitting such defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the debt securities of or within a particular series.

Conversion Rights

The terms and conditions, if any, upon which the debt securities are convertible into depositary units or preferred units will be set forth in the applicable prospectus supplement relating thereto. Such terms will include whether such debt securities are convertible into depositary units or preferred units, the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at our option or the option of the holders, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of such debt securities and any restrictions on conversion. Any convertible debt securities that may be offered shall be issued solely by Icahn Enterprises and not by Icahn Enterprises Finance, and the prospectus supplement relating to the series of such convertible debt securities will contain such provision.

Payment

Unless otherwise set forth in the applicable prospectus supplement, the principal of (and applicable premium, if any) and interest on any series of debt securities will be payable at the corporate trust office of the indenture trustee, the address of which will be stated in the applicable prospectus supplement; provided that, at our option payment of interest may be made by check mailed to the address of the person entitled thereto as it appears in the applicable register for such debt securities or by wire transfer of funds to such person at an account maintained within the United States.

All moneys paid by us to a paying agent or an indenture trustee for the payment of the principal of or any premium or interest on any debt security which remain unclaimed at the end of one year after such principal, premium or interest has become due and payable will be repaid to us, and the holder of such debt security thereafter may look only to us for payment thereof.

Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement relating to such series. Global securities may be issued in either registered or bearer form and in either temporary or permanent form. The specific terms of the depositary arrangement with respect to a series of debt securities will be described in the applicable prospectus supplement relating to such series.

DESCRIPTION OF WARRANTS

General Description of Warrants

We may issue warrants for the purchase of depositary units, preferred units or debt securities. Warrants may be issued independently or together with other securities and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. A copy of the warrant agreement will be filed with the SEC in connection with the offering of warrants.

Depositary Unit Warrants and Preferred Unit Warrants

The prospectus supplement relating to a particular issue of warrants to purchase depositary units or preferred units will describe the terms of the depositary unit or preferred unit warrants, including, among other things, the following:

•	the title of the warrants;

•	the offering price for the warrants, if any;

•	the aggregate number of the warrants;

•	the designation and terms of the depositary units or preferred units that maybe purchased upon exercise of the warrants;

•	if applicable, the designation and terms of the securities that the warrants are issued with and the number of warrants issued with each security;

•	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

•	the number of depositary units or preferred units that may be purchased upon exercise of a warrant and the price at which such securities may be purchased upon exercise;

•	the dates on which the right to exercise the warrants commence and expire;

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•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	whether the warrants will be certificated and whether the warrants represented by warrant certificates or the depositary units or preferred units that may be issued upon exercise of the warrants will be issued in registered or bearer form;

•	information relating to book-entry procedures, if any;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of material United States federal income tax considerations;

•	anti-dilution provisions of the warrants, if any;

•	redemption or call provisions, if any, applicable to the warrants;

•	any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange and exercise of the warrants; and

•	any other information we think is important about the warrants.

Debt Warrants

The prospectus supplement relating to a particular issue of warrants to purchase debt securities will describe the terms of those warrants, including, among other things, the following:

•	the title of the warrants;

•	the offering price for the warrants, if any;

•	the aggregate number of the warrants;

•	the designation and terms of the debt securities that may be purchased upon exercise of the warrant;

•	if applicable, the designation and terms of the debt securities that the warrants are issued with and the number of warrants issued with each debt security;

•	if applicable, the date from and after which the warrants and any debt securities issued with them will be separately transferable;

•	the principal amount of debt securities that may be purchased upon exercise of a warrant and the price at which the debt securities may be purchased upon exercise;

•	the dates on which the right to exercise the warrants will commence and expire;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	whether the warrants will be certificated and whether the warrants represented by warrant certificates or the debt securities that may be issued upon exercise of the warrants will be issued in registered or bearer form;

•	information relating to book-entry procedures, if any;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of material United States federal income tax considerations;

•	anti-dilution provisions of the warrants, if any;

•	redemption or call provisions, if any, applicable to the warrants;

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants; and

•	any other information we think is important about the warrants.

Exercise of Warrants

Each warrant will entitle the holder of the warrant to purchase at the exercise price set forth in the applicable prospectus supplement the number of depositary units or preferred units or principal amount of debt securities being offered. Holders may exercise warrants at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants are void. Holders may exercise warrants as set forth in the prospectus supplement relating to the warrants being offered.

Until you exercise your warrants to purchase our depositary units, preferred units or debt securities, you will not have any rights as a holder of depositary units, preferred units or debt securities, as the case may be, by virtue of your ownership of warrants.

DESCRIPTION OF RIGHTS

We may issue rights to purchase depositary units, preferred units or debt securites. These rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the unitholder receiving the rights in such offering. In connection with any offering of such rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

We will describe in the applicable prospectus supplement the terms and conditions of the issue of rights being offered, the rights agreement relating to the rights and the rights certificates representing the rights, including, as applicable:

•	the title of the rights;

•	the date of determining the unitholders entitled to the rights distribution;

•	the title, aggregate number of depositary units or preferred units purchasable upon exercise of the rights;

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•	the exercise price;

•	the aggregate number of rights issued;

•	the date, if any, on and after which the rights will be separately transferable;

•	the date on which the right to exercise the rights will commence and the date on which the right will expire; and

•	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.

Each right will entitle the holder of rights to purchase for cash the principal amount of depositary units or preferred units at the exercise price provided in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will be void.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the depositary units or preferred units purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more depositary units, preferred units, debt securities, warrants or rights or any combination of such securities. The prospectus supplement will describe:

•	the terms of the units and of the depositary units, preferred units, debt securities, warrants or rights comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units; and

•	a description of the provisions for the payment, settlement, transfer or exchange or the units.

This summary of certain general terms of units and any summary description of units in the applicable prospectus supplement do not purport to be complete and are qualified in their entirety by reference to all provisions of the applicable unit agreement, if any, and, if applicable, collateral arrangements and depositary arrangements relating to such units. The forms of the unit agreement, if any, and other documents relating to a particular issue of units will be filed with the SEC each time we issue units, and you should read those documents for provisions that may be important to you.

PLAN OF DISTRIBUTION

We may sell our securities in or outside the United States to or through underwriters or dealers, through agents or directly to one or more investors. The applicable supplement to this prospectus with respect to our securities, will set forth the terms of the offering of our securities, including the name or names of any underwriters, dealers or agents, the public offering price, any underwriting discounts and other items constituting underwriter compensation, any discounts or concessions allowed or reallowed or paid to dealers, and any securities exchanges on which the securities may be listed.

Our securities may be sold directly by us or through agents designated by us from time to time at fixed prices, which may be changed, or at varying prices determined at the time of a sale of our securities. Any agent involved in the offer or sale of our securities will be named, and any commissions payable by us to such agent will be set forth, in the supplement to this prospectus relating thereto.

In connection with the sale of our securities, underwriters or agents may receive compensation from us or from purchasers of our securities, for whom they may act as agents, in the form of discounts, concessions or commissions.

Underwriters may sell our securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of our securities may be deemed to be underwriters under the Securities Act, and any discounts or commissions they receive from us and any profit on the resale of our securities they realize may be deemed to be underwriting discounts and commissions under the Securities Act. Any such underwriter or agent will be identified, and any such compensation received from us will be described, in the applicable supplement to this prospectus. Unless otherwise set forth in the supplement to this prospectus relating thereto, the obligations of the underwriters or agents to purchase our securities will be subject to conditions precedent and the underwriters will be obligated to purchase all our securities if any are purchased. The public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Offers to purchase securities may be solicited directly by us and the sale thereof may be made by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any resale thereof. The terms of any such sales will be described in the prospectus supplement relating thereto. We may use electronic media, including the internet, to sell offered securities directly.

We may elect to list any series of securities on an exchange, but, unless otherwise specified in the applicable prospectus supplement and/or other offering material, we shall not be obligated to do so. No assurance can be given as to the liquidity of the trading market for any of the securities.

We may agree to indemnify underwriters, dealers, and agents who participate in the distribution of securities against certain liabilities to which they may become subject in connection with the sale of the securities, including liabilities arising under the Securities Act of 1933.

Certain of the underwriters and their affiliates may be customers of, may engage in transactions with and may perform services for us or our affiliates in the ordinary course of business.

A prospectus and accompanying prospectus supplement in electronic form may be made available on the websites maintained by the underwriters. The underwriters may agree to allocate a number of securities for sale to their online brokerage account holders. Such allocations of securities for internet distributions will be made on the same basis as other allocations. In addition, securities may be sold by the underwriters to securities dealers who resell securities to online brokerage account holders.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. The place and time of delivery for the securities in respect of which this prospectus is delivered will be set forth in the accompanying prospectus supplement.

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In connection with offerings of securities under the registration statement of which this prospectus forms a part and in compliance with applicable law, underwriters, brokers, or dealers may engage in transactions that stabilize or maintain the market price of the securities at levels above those that might otherwise prevail in the open market. Specifically, underwriters, brokers, or dealers may over-allot in connection with offerings, creating a short position in the securities for their own accounts. For the purpose of covering a syndicate short position or stabilizing the price of the securities, the underwriters, brokers, or dealers may place bids for the securities or effect purchases of the securities in the open market.

Finally, the underwriters may impose a penalty whereby selling concessions allowed to syndicate members or other brokers or dealers for distribution of the securities in offerings may be reclaimed by the syndicate if the syndicate repurchases previously distributed securities in transactions to cover short positions, in stabilization transactions or otherwise. These activities may stabilize, maintain, or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market, and, if commenced, may be discontinued at any time.

LEGAL MATTERS

Proskauer Rose LLP, New York, New York, will provide us with an opinion as to certain legal matters in connection with the securities we are offering.

EXPERTS

The consolidated balance sheets of Icahn Enterprises L.P. as of December 31, 2012 and 2011, and the related consolidated statements of operations, changes in equity and comprehensive income and cash flows for each of the three years in the period ended December 31, 2012 and the financial statement schedule, incorporated by reference in this prospectus and elsewhere in this registration statement have been audited by Grant Thornton LLP, independent registered public accountants, as indicated in their report with respect thereto. The report of Grant Thornton LLP and the report of the other auditor, Ernst & Young LLP, independent registered public accounting firm, are incorporated by reference herein (and in the registration statement) and upon the authority of said firms as experts in accounting and auditing. The report of KPMG, LLP, independent registered public accounting firm, is incorporated by reference herein (and in the registration statement) and upon the authority of said firm as experts in accounting and auditing.

With respect to the unaudited interim financial information of Icahn Enterprises L.P.as of June 30, 2013 and March 31, 2013 and the related consolidated statements of operations, comprehensive income and cash flows for the three-month and six-month periods ended June 30, 2013 and 2012 and the three-month periods ended March 31, 2013 and 2012, and the unaudited consolidated statements of changes in equity for the three-month and six-month periods ended June 30, 2013 and March 31, 2013, respectively, incorporated by reference in this prospectus and elsewhere in the registration statement, Grant Thornton LLP and the other auditor, KPMG LLP, have reported that they have applied limited procedures in accordance with professional standards for a review of such information. The respective reports of Grant Thornton LLP and the other auditor, KPMG LLP, state that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their respective reports on such information should be restricted in light of the limited nature of the review procedures applied. In addition, Grant Thornton LLP and the other auditor, KPMG LLP, are not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their respective reports on the unaudited interim financial information because those reports are not a''part'' of the registration statement prepared or certified by the accountants within the meaning of Sections 7 and 11 of that Act.

The supplemental combined balance sheets of Icahn Enterprises L.P. as of December 31, 2012 and 2011, and the related supplemental combined statements of operations, comprehensive income, changes in equity, and cash flows for each of the three years in the period ended December 31, 2012, incorporated by reference in this prospectus and elsewhere in this registration statement have been audited by Grant Thornton LLP, independent registered public accountants, as indicated in their report with respect thereto. The report of Grant Thornton LLP and the report of the other auditor, Ernst & Young LLP, independent registered public accounting firms, are incorporated by reference herein (and in the registration statement) and upon the authority of said firms as experts in accounting and auditing. The report of KPMG, LLP, independent registered public accounting firm, is incorporated by reference herein (and in the registration statement) and upon the authority of said firm as experts in accounting and auditing.

With respect to the unaudited interim supplemental combined financial information of Icahn Enterprises L.P. as of June 30, 2013 and the related supplemental combined statements of operations, comprehensive income (loss), for the three-month and six-month periods ended June 30, 2013 and 2012, and the unaudited supplemental combined statements of changes in equity for the six-month period ended June 30, 2013 and cash flows for the six-month periods ended June 30, 2013 and 2012, incorporated by reference in this prospectus and elsewhere in the registration statement, Grant Thornton LLP and the other auditor, KPMG, LLP, have reported that they have applied limited procedures in accordance with professional standards for a review of such information. The respective reports of Grant Thornton LLP and the other auditor, KPMG, LLP, state that they did not audit and they do not express an opinion on that interim supplemental combined financial information. Accordingly, the degree of reliance on their respective reports on such information should be restricted in light of the limited nature of the review procedures applied. In addition, Grant Thornton LLP and the other auditor, KPMG, LLP, are not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their respective reports on the unaudited interim supplemental combined financial information because those reports are not a ''part'' of the registration statement prepared or certified by the accountants within the meaning of Sections 7 and 11 of that Act.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act to register the units and debt securities offered by this prospectus. This prospectus is part of the registration statement. This prospectus does not contain all the information contained in the registration statement because we have omitted certain parts of the registration statement in accordance with the rules and regulations of the SEC. For further information, we refer you to the registration statement, which you may read and copy at the public reference facilities maintained by the SEC at 100 F Street, N. E. Room 1580, Washington, D.C. 20549. You may obtain copies at the prescribed rates from the Public Reference Section of the SEC at its principal office in Washington, D.C. You may call the SEC at 1-800-SEC-0330 for further information about the public reference rooms. The SEC maintains a website that contains reports and information statements and other information regarding us. You may access the SEC’s website at http://www.sec.gov.

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended. As a result, we are required to file reports and other information with the SEC. These materials can be copied and inspected at the locations described above. Copies of these materials can be obtained from the Public Reference Section of the SEC at 100 F Street, N. E. Room 1580, Washington, D.C. 20549, at prescribed rates. Our depositary units are listed on The NASDAQ Global Select Market under the symbol “IEP.”

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below, all filings made pursuant to the Securities and Exchange Act of 1934 after the date of the initial registration statement and prior to effectiveness of the registration statement and any other future filings we will make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than Current Reports on Form 8-K containing disclosure furnished under Items 2.02, 7.01 or 8.01 of Form 8-K, unless otherwise indicated therein):

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, filed with the SEC on March 15 , 2013 (SEC File No. 001-09516);

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2013 and June 30, 2013, filed with the SEC on May 3, 2013 and August 7, 2013, respectively (SEC File No. 001-09516);

•	Our Current Reports on Form 8-K, or 8-K/A, filed with the SEC on January 29, 2013, February 6, 2013, February 11, 2013, February 21, 2013, March 1, 2013, March 6, 2013, March 11, 2013, March 25, 2013, April 24, 2013, May 2, 2013, May 20, 2013, May 28, 2013, May 29, 2013, June 14, 2013, June 17, 2013, June 20, 2013, June 26, 2013, July 9, 2013, July 22, 2013, August 1, 2013, August 12, 2013, August 23, 2013, and August 29, 2013 and September 25, 2013 (SEC File No. 001-09516).

You may request a copy of these filings (not including the exhibits to such documents unless the exhibits are specifically incorporated by reference in the information contained in this prospectus), at no cost, by writing or telephoning us at the following address:

Icahn Enterprises L.P.
767 Fifth Avenue, Suite 4700
New York, New York 10153
Attn: Chief Financial Officer
Telephone requests may be directed to (212) 702-4300

This prospectus is part of a registration statement we filed with the SEC. You should rely only on the information or representations provided in this prospectus. We have authorized no one to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted.

You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of the document.

Statements contained in this prospectus as to the contents of any contract or document are not necessarily complete and in each instance reference is made to the copy of that contract or document filed as an exhibit to the registration statement or as an exhibit to another filing, each such statement being qualified in all respects by such reference and the exhibits and schedules thereto.

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$1,000,000,000

ICAHN ENTERPRISES L.P.
ICAHN ENTERPRISES FINANCE CORP.

PROSPECTUS

October    , 2013

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The Securities and Exchange Commission registration fee and the estimated expenses in connection with the offering are as follows:

Securities and Exchange Commission registration fee		$98,504
The NASDAQ Stock Market Listing Fees		*
Transfer Agent and Registrar, Trustee and Depositary Fees		*
Accounting fees and expenses		*
Legal fees and expenses		*
Printing expenses		*
Miscellaneous		*
Total	$	*

* Estimated expenses not presently known.

Item 15. Indemnification of Directors and Officers.

Indemnification Under the Delaware Limited Partnership Act and the Icahn Enterprises Partners L.P. Limited Partnership Agreement

Icahn Enterprises L.P., or the Partnership, is organized under the laws of Delaware. Section 17-108 of the Delaware Revised Uniform Limited Partnership Act (the “Partnership Act”) provides that a limited partnership may, and shall have the power to, indemnify and hold harmless any partners or other persons from and against any and all claims and demands whatsoever, subject to such standards and restrictions set forth in the partnership agreement.

Section 6.15 of our partnership agreement provides that the general partner, its affiliates, and all officers, directors, employees and agents of the general partner and its affiliates (individually, an “Indemnitee”), to the fullest extent permitted by law, will be indemnified and held harmless from and against any and all losses, claims, demands, costs, damages, liabilities, joint and several, expenses of any nature (including attorneys’ fees and disbursements), judgments, fines, settlements, and other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which the Indemnitee may be involved, or threatened to be involved, as a party or otherwise by reason of its status as (x) the general partner or an affiliate thereof or (y) a partner, shareholder, director, officer, employee or agent of the general partner or an affiliate thereof or (z) a Person serving at the request of the Partnership in another entity in a similar capacity, which relate to, arise out of or are incidental to the Partnership, its property, business or affairs, including, without limitation, liabilities under the federal and state securities laws, regardless of whether the Indemnitee continues to be a general partner, an affiliate, or an officer, director, employee or agent of the general partner or of an affiliate thereof at the time any such liability or expense is paid or incurred, if (i) the Indemnitee acted in good faith and in a manner it believed to be in, or not opposed to, the best interests of the Partnership, and, with respect to any criminal proceeding, had no reasonable cause to believe its conduct was unlawful and (ii) the Indemnitee’s conduct did not constitute willful misconduct. The agreement further provides that an Indemnitee shall not be denied indemnification in whole or in part under Section 6.15 by reason of the fact that the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of the partnership agreement. Any indemnification under Section 6.15 shall be satisfied solely out of the assets of the Partnership. The record holders shall not be subject to personal liability by reason of the indemnification provision.

Indemnification Under the Delaware General Corporation Law and the Certificate of Incorporation and Bylaws of Icahn Enterprises Finance Corp.

Icahn Enterprises Finance Corp. is a corporation incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee of or agent to the Registrants. The statute provides that it is not exclusive of other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise.

Item 16. Exhibits

(a)          Exhibits

See the accompanying Exhibit Index.

Item 17. Undertakings

The undersigned registrants hereby undertake:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrants pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(2)         That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)         To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

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(4)         That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	If the registrant is relying on Rule 430B:

(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(l)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)	If the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a Registration Statement relating to an offering, other than Registration Statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the Registration Statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a Registration Statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such date of first use.

(5)         That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned registrants pursuant to the registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)         That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer of controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(8)         For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of a registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrants pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective.

(9)         For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(10)        The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed under the Commission under Section 305(b)(2) of the Trust Indenture Act.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York on October 7, 2013 .

ICAHN ENTERPRISES L.P.

By: Icahn Enterprises G.P. Inc., its general partner

/s/ Daniel A. Ninivaggi
Daniel A. Ninivaggi
President, Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

/s/ Daniel A. Ninivaggi	President, Chief Executive	October 7, 2013
Daniel A. Ninivaggi	Officer and Director

*	Chief Financial Officer and
SungHwan Cho	Director

*	Chief Accounting Officer
Peter Reck

*	Director
Jack G. Wasserman

*	Director
William A. Leidesdorf

*	Director
James L. Nelson

*	Director
Keith Cozza

Chairman of the Board
Carl C. Icahn

* The undersigned does hereby sign this Amendment No. 2 to the Registration Statement on behalf of the above indicated officer or director of the general partner of Icahn Enterprises L.P. pursuant to a power of attorney executed by such director.

/s/ Daniel A. Ninivaggi
Daniel A. Ninivaggi
Attorney-in-Fact

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York on October 7, 2013 .

ICAHN ENTERPRISES FINANCE CORP.

/s/ Daniel A. Ninivaggi
Daniel A. Ninivaggi
President, Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

/s/ Daniel A. Ninivaggi	President, Chief Executive	October 7, 2013
Daniel A. Ninivaggi	Officer and Director

*	Chief Financial Officer and
SungHwan Cho	Director

*	Chief Accounting Officer
Peter Reck

*	Director
Jack G. Wasserman

*	Director
William A. Leidesdorf

*	Director
James L. Nelson

*	Director
Keith Cozza

Chairman of the Board
Carl C. Icahn

* The undersigned does hereby sign this Amendment No. 2 to the Registration Statement on behalf of the above indicated officer or director of Icahn Enterprises Finance Corp. pursuant to a power of attorney executed by such director.

/s/ Daniel A. Ninivaggi
Daniel A. Ninivaggi
Attorney-in-Fact

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EXHIBIT INDEX

Exhibit No.	Description
1.1	Form of Underwriting Agreement. *
4.1	Depositary Agreement among Icahn Enterprises, Icahn Enterprises G.P. Inc. and Registrar and Transfer Company, dated as of July 1, 1987 (incorporated by reference to Exhibit 4.1 to Icahn Enterprises’ Form 10-Q for the quarter ended March 31, 2004 (SEC File No. 1-9516), filed on May 10, 2004).
4.2	Amendment No. 1 to the Depositary Agreement dated as of February 22, 1995 (incorporated by reference to Exhibit 4.2 to Icahn Enterprises’ Form 10-K for the year ended December 31, 1994 (SEC File No. 1-9516), filed on March 31, 1995).
4.3	Amended and Restated Depositary Agreement dated as of August 23, 2013 (incorporated by reference to Exhibit 10.1 to Icahn Enterprises’ Form 8-K (SEC File No. 1-9516), filed on August 23, 2013).
4.4	Specimen Depositary Receipt (incorporated by reference to Exhibit 4.3 to Icahn Enterprises’ Form 10-K for the year ended December 31, 2004 (SEC File No. 1-9516), filed on March 16, 2005).
4.5	Form of Transfer Application (incorporated by reference to Exhibit 4.4 to Icahn Enterprises’ Form 10-K for the year ended December 31, 2004 (SEC File No. 1-9516), filed on March 16, 2005).
4.6	Specimen Certificate representing preferred units (incorporated by reference to Exhibit No. 4.9 to Icahn Enterprises’ Form S-3 (SEC File No. 33-54767), filed on February 22, 1995).
4.7	Form of Indenture.***
4.8	Form of Indenture (Subordinated Debt Securities).***
4.9	Form of Warrant Agreement and Warrant Certificate. *
4.10	Form of Rights Agreement and Rights Certificate. *
5.1	Opinion of Proskauer Rose LLP. ***
12.1	Statement regarding computation of ratios.***
15.1	Letter of Grant Thornton LLP regarding unaudited interim financial information. ***
15.2	Letter of Grant Thornton LLP regarding unaudited interim financial information. ***
15.3	Letter of KPMG LLP regarding unaudited interim financial information. ***
23.1	Consent of Grant Thornton LLP.***
23.2	Consent of Grant Thornton LLP.***
23.3	Consent of Ernst & Young LLP.***
23.4	Consent of KPMG LLP.***
23.5	Consent of Proskauer Rose LLP (included in Exhibit 5.1). ***
24.1	Power of Attorney (included on the signature pages to this From S-3).***
25.1	Form T-1, Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 under the Indenture.***

*	To be filed by amendment or as an exhibit to a report pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act, as applicable.

***	Previously filed.

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